                                                                   Exhibit 10.24

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[****]" ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.


                               General Agreement
                               -----------------

     This General Agreement (this "Agreement"), dated May 14, 2001, is by and
                                   ---------
between Cheap Tickets, Inc., a Delaware corporation with an address at 1440 Kapiolani Blvd., Honolulu, Hawaii 96814 ("CTI"), and Delta Air Lines, Inc., a
                                          ---
Delaware corporation having a principal place of business at 1030 Delta Boulevard, Hartsfield Atlanta International Airport, Atlanta, Georgia 30320 ("Delta").
  -----

                                   Recitals:
                                   --------

     Delta is a major carrier providing scheduled air transportation services to domestic and international destinations. CTI is an ARC accredited travel agency and distributor of leisure travel products that operates an internet site (the "Web Site"), toll-free call centers (the "Call Centers") and retail stores (the
 --------                                 ------------
"Travel Stores") that sell travel products and services to the public including,
 -------------
without limitation, airline tickets, hotel rooms and rental cars.

     CTI desires (i) to sell Delta fares published through the Airline Tariff Publishing Company ("ATP") and available for sale by Delta appointed agents for scheduled air transportation ("Delta Published Fares"); (ii) to participate in Delta's net fare program (the "Net Fare Program") to offer and sell Delta fares
                               ----------------
that are not so published ("Delta Unpublished Fares") to customers; and (iii) for Delta to participate in CTI's opaque air fare program, which provides for the offer and sale of unpublished fares on the Web Site without identifying the carrier prior to ticketing (the "Opaque Fare Program").
                                 -------------------

     Delta desires (i) to authorize CTI to sell Delta Published Fares; (ii) for CTI to participate in Delta's Net Fare Program; and (iii) to participate in CTI's Opaque Fare Program.

     In connection with each of the above, the parties desire to document their understandings in this Agreement and the following related agreements by and between the parties: (i) an Agency Agreement dated as of the date hereof; (ii) various net fare agreements (the "Net Fare Agreements"); (iii) a Warrant to
                                  -------------------
purchase 1,626,426 shares of CTI common stock (the "Warrant") dated as of the
                                                    -------
date hereof; and (iv) an Investor Rights Agreement dated as of the date hereof (this Agreement, the Agency Agreement, the Net Fare Agreements, the Warrant and the Investor Rights Agreement are collectively referred to herein as the "Transaction Documents").
 ---------------------

     In consideration of the covenants and agreements set forth in the Transaction Documents, the parties agree as follows:

1.   Definitions
     -----------

     As used in this Agreement, terms with their initial letters capitalized (or otherwise defined) shall have the meanings assigned to them in this Agreement.

2.   Preferred Airline Status
     -------------------------

     2.1 During the term of this Agreement, CTI will designate and promote Delta as a "Preferred Airline" in all CTI distribution channels, whether now existing or created later including, without limitation, the Web Site, the Call Centers and the Travel Stores. As a Preferred Airline, Delta shall receive the benefits set forth on Exhibit 2.1
                                                                 -----------
          attached hereto and incorporated herein by reference, including with respect to Delta's participation in the Opaque Fare Program.

     2.2 During the term of this Agreement, CTI shall not designate and promote more than three (3) U.S.-based airlines as a Preferred Airline, including Delta.

3.   Participation in the Opaque Fare Program
     ----------------------------------------

     3.1  Participation. Delta shall participate in the Opaque Fare Program and,
          -------------
          in connection therewith, will provide CTI with Delta Unpublished Fares subject to the Opaque Restrictions (defined herein) for select origin and destination city pairs (each, an "O&D") identified by Delta in
                                                ---
          accordance with the terms and conditions set forth in this Article 3. CTI will brand the Opaque Fare Program as "SuperCheapTickets" or such other brand that CTI may determine from time to time which will distinguish the Opaque Fare Program from its other product offerings.

     3.2  Opaque Fare Program Ticket Restrictions and Related Matters
          -----------------------------------------------------------

     a. Delta Unpublished Fares provided to CTI under the Opaque Fare Program must be issued in accordance with the rules and restrictions described below in Section 3.2(b), and such additional reasonable fare rules and
                   --------------
          restrictions as are provided by Delta to CTI from time to time (such as for specific routings or flight/day criteria on certain O&Ds) (the "Opaque Restrictions"). None of the Opaque Restrictions shall be
           -------------------
          modified, removed or waived at any time without the prior written consent of Delta. At all times during the term of this Agreement, Delta will control and determine the Delta Unpublished Fares and levels of inventory provided to CTI for use in the Opaque Fare Program. It is expressly understood and agreed that Delta makes no commitment whatsoever regarding the level of inventory, number of O&Ds or the level of Delta Unpublished Fares that will be provided to CTI for sale through the Opaque Fare Program.

     b.   All tickets (each, an "Opaque Ticket") issued by CTI through the
                                 -------------
          Opaque Fare Program on any airline participating in the Opaque Fare Program (each a "Participating Carrier") shall be subject to the following general restrictions (the "Restrictions"):

          (i) Opaque Tickets will be non-refundable, non-endorsable, non-transferable and non-changeable;
          (ii) All travel will be round-trip with no stopovers or open-jaw travel permitted;
          (iii)     Frequent flyer mileage and upgrades will not be permitted;
          (iv) Opaque Fare Program customers must agree to accept a ticket on any Participating Carrier;
          (v) All Opaque Fare Program travel reservations and bookings shall be made without allowing Opaque Fare Program customers to specify, request or require a certain carrier, flight or time of day (other than requiring no overnight flights) on the specified date(s) of travel. Carrier attributes including, without limitation, name, carrier code, flight times, equipment type and connecting points shall not be revealed to customers until after a transaction is completed;
          (vi) All Opaque Tickets require instant ticketing guaranteed with a major credit card if CTI is able to provide an airline ticket within the customer's departure and return date parameters;

          (vii)     Opaque Ticket reservations are limited to no more than eight
                    (8) persons traveling in the same itinerary; and
          (viii) All travel will require a Saturday night minimum stay requirement and an advance purchase requirement of three (3) days or greater.

     c. The Restrictions will be communicated by CTI to the customer via the Web Site (or through CTI's customer service representatives if the consumer contacts CTI through its toll free customer service number), and the Restrictions set forth in subparagraphs (i), (ii) and (iii) of
          Section 3.2(b) will additionally be set forth on ticketing and/or
          --------------
          itinerary documentation issued by CTI.

     d. All Opaque Tickets issued for carriage on Delta shall be subject to the published conditions of carriage and the fare rules of Delta, to the extent such conditions and fare rules are consistent with the Restrictions. Delta will honor all Opaque Tickets issued for travel on Delta in accordance with the Restrictions and other rules and conditions established by Delta in accordance with Section 3.2(a) hereof.

     3.3  Opaque Ticket Reservations, Bookings, Payment and Fulfillment.
          --------------------------------------------------------------

     a. Delta will file Delta Unpublished Fares and rules for Opaque Tickets with the computer reservation system ("CRS") used by CTI.
                                                 ---
          [****]

     b.   CTI shall not identify Delta in any advertising for Opaque Tickets.

     c. All Delta Unpublished Fares made available by Delta for sale through the Opaque Fare Program shall not be commissionable (but shall be included for purposes of determining CTI's market share levels for purposes of the O&D Market Share Program described in Section 5.2
                                                                -----------
          hereof) and shall be inclusive of the domestic federal transportation excise tax. All such Delta Unpublished Fares shall be exclusive of any domestic federal segment taxes, and any domestic or international fuel, departure, arrival, passenger facility, airport, terminal and/or security taxes or surcharges which, when applicable, must be added to the fare amount collected from the passenger and shown on the Opaque Ticket.

     d. In all Opaque Fare Program transactions for Delta, CTI will be the merchant of record and will pay all associated merchant credit card fees. All Opaque Tickets sold on Delta will be settled through ARC.

     e. All tickets of Delta issued through the Opaque Fare Program will be issued by CTI using a specific agency ARC number or numbers to be provided to Delta by CTI from time to time. In collecting payment for Opaque Tickets, CTI will act as the agent of Delta pursuant to Agent's ARC Agent Reporting Agreement with the Airlines Reporting Corporation ("ARC").
            ---

     f. CTI will encourage its customers to accept electronic ticketing for all Opaque Tickets sold on Delta by imposing an additional charge for the issuance of paper tickets and maintaining the issuance of electronic tickets as the default option for Delta fares on the Opaque Fare Program. After issuance of Opaque Tickets for Delta fares, CTI will promptly forward to the customer a receipt of proof of purchase and contract of carriage on Delta.

     g. All Opaque Tickets issued in paper form for carriage on Delta will be issued by CTI on standard ARC traffic documents and will be validated with Delta's validation in accordance with ARC requirements. The passenger coupon will show "bulk" for the fare amount and will include all additional collections noted in

          [****] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          Section 3.3(c) above. The auditor's coupon will show Delta's
          --------------
          Unpublished Fare as authorized by CTI.

     3.4  Opaque Ticketing Procedures. CTI will handle sales of Opaque Tickets
          ---------------------------
          according to the procedures described in Exhibit 2.1 attached hereto.
                                                   -----------

     3.5  Opaque Fare Program Customer Service.
          -------------------------------------

     a. CTI will provide customer support services to all Opaque Fare Program customers through a toll-free number during at least such hours as CTI makes available support services to its customers generally. Customer support will be adequately staffed with personnel trained to take Opaque Ticket requests by phone and respond to all customer inquiries for related service and support.

     b. CTI will use commercially reasonable efforts to ensure that its customer service representatives provide quality customer service and support to Opaque Fare Program customers in a prompt, reliable and courteous manner.

     c. CTI will respond to Opaque Fare Program customer questions and issues pertaining to special handling requirements for Opaque Tickets including processing any special customer handling requirements in respect of Opaque Tickets issued on Delta.

     3.6  Reporting. CTI will provide monthly reports in a format reasonably
          ---------
          designated by Delta summarizing (i) information concerning each fare issued by CTI through the Opaque Fare Program on Delta; and (ii) aggregate information (not identifying any air carrier) for all fares issued by CTI through the Opaque Fare Program in each O&D in which Delta participates.

     3.7  Modifications to the Restrictions. None of the Restrictions shall be
          ---------------------------------
          modified, removed or waived at any time without the prior written consent of Delta.

     3.8  No Exclusivity. Delta's participation in CTI's Opaque Fare Program
          --------------
          shall be non-exclusive to Delta and to CTI. As such, Delta may participate in other programs similar to the Opaque Fare Program, and CTI may invite other airlines to participate in the Opaque Fare Program.

4.   Net Fare Program
     ----------------

     4.1 Subject to the terms of the Net Fare Agreements, Delta will make available point of sale Delta Unpublished Fares for distribution through the Call Centers, the Web Site and the Travel Stores. Delta will control and determine the Delta Unpublished

          Fares and levels of inventory provided to CTI in the Net Fare Program. It is expressly understood and agreed that Delta makes no commitment whatsoever regarding the level of inventory, number of O&Ds or the level of Delta Unpublished Fares that will be provided to CTI through the Net Fare Program.

     4.2 CTI will serve as merchant of record for all Delta Net Fares sold by CTI pursuant to the Net Fare Agreements.

     4.3  [****]

5.   Override and Incentive Program
     ------------------------------

     5.1 Pursuant to the terms of the Agency Agreement, Delta will make available to CTI a point of sale override commission (the "POS
                                                                     ---
          Commission") in conjunction with domestic Published Fares sold by CTI
          ----------
          Call Centers and Travel Stores (but not sales through the Web Site).

     5.2 Pursuant to the terms of the Agency Agreement, Delta will also make available to CTI participation in an additional O&D Market Share Program that will allow CTI to potentially earn a performance based quarterly incentive on sales of Published Fares. Delta may update periodically the performance goals expected of CTI in the O&D Market Share Program; provided, however, that the maximum increase in performance goals for each level of incentive compensation shall not exceed the amounts set forth in the following table:

          ---------------------------------------------------------------------
                                             Maximum increase in target O&D
                                             MSP compared to same quarter in
            Incentive compensation level:    prior calendar year:
          ---------------------------------------------------------------------
            [****]                           [****]
          ---------------------------------------------------------------------
            [****]                           [****]
          ---------------------------------------------------------------------
            [****]                           [****]
          ---------------------------------------------------------------------
            [****]                           [****]
          ---------------------------------------------------------------------
            [****]                           [****]
          ---------------------------------------------------------------------
            [****]                           [****]
          ---------------------------------------------------------------------

            [****].

            [****] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          For purposes of this Section 5.2, the terms "O&D" and "O&D MSP" shall
                               -----------             ---       -------
          have the meanings assigned to such terms in the Agency Agreement.

     5.3  [****]

     5.4  [****]

6.   Other Benefits to CTI
     ---------------------

     6.1  SkyMiles Program.  Delta will provide to CTI the opportunity to
          ----------------
          purchase SkyMiles(R) frequent flyer miles, on terms mutually agreeable by the parties, for CTI to use in promotions that promote Delta. Any such promotions must be approved by Delta in advance in writing.

     6.2  Delta Equity Account. Subject to the terms and conditions set forth in
          --------------------
          Exhibit 6.2 attached hereto and incorporated herein by reference, during the term of this Agreement Delta shall establish for CTI a Delta Equity Account to be used by CTI for corporate business travel credit with travel credits (the "Delta Credits") in amount of [****]%
                                           -------------
          of the annual Delta flown revenues (net of applicable commissions, overrides, charges, surcharges and taxes) received by Delta for air transportation sold by CTI at fares made available under this Agreement; provided, however, such Delta Credits shall not exceed $[****] per year.

     6.3  AD 100 Tickets. During each calendar quarter that the Agency Agreement
          --------------
          is in effect, in the event that CTI earns an incentive compensation during any such quarter, Delta shall provide CTI with fifty ([****]) ([****] domestic and [****] international) AD-100 tickets, subject to the standard terms and conditions of Delta's AD-100 program then in effect.

          [****] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7.   Affirmative Covenants of CTI.  Within ninety (90) days of the date set
     ----------------------------
     forth at the top of this Agreement, CTI shall fulfill the following obligations, each subject to Delta's reasonable satisfaction:

     (a) Provide to Delta a beta demonstration of the Web Site and Call Centers display screens that provide for Delta receiving the Preferred Airline rights and benefits set forth in Article 2 and Exhibit 2.1 hereof;
                                                         -----------

     (b) Make any modifications to its Opaque Fare Program service to comply with the terms and conditions set forth in Article 3 hereof;

     (c) Report all sales of Delta tickets via the internet including, without limitation, via the Web Site and through the Opaque Fare Program, through dedicated ARC numbers; and

     (d) Require and provide that all purchases of Delta tickets through CTI via the Web Site or the Opaque Fare Program, will be immediate ticketing and have no reservation holding period.

8.   Representations and Warranties of CTI.  CTI represents and warrants to
     -------------------------------------
Delta as follows:

     8.1  Organization and Qualification. CTI is a duly organized and validly
          ------------------------------
          existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease the properties and assets it now owns, operates or leases and to conduct its business as it is now being conducted.

     8.2  Authority Relative to this Agreement.  CTI has the corporate power and
          ------------------------------------
          authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the CTI. The Transaction Documents have been duly and validly executed and delivered by CTI and are, assuming due execution and delivery thereof by Delta and that Delta has full legal power and right to enter into the Transaction Documents, valid and binding obligations of CTI, enforceable against CTI in accordance with their terms, except as enforcement thereof may be limited by the availability of certain equitable remedies or by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

9.   Representations and Warranties of Delta.  Delta represents to CTI as
     ---------------------------------------
follows:

     9.1  Organization and Qualification. Delta is a duly organized and validly
          ------------------------------
          existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease the properties and assets it now owns, operates or leases and to conduct its business as it is now being conducted.

     9.2  Authority Relative to this Agreement. Delta has the corporate power
          ------------------------------------
          and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Delta. The Transaction Documents have been duly and validly executed and delivered by Delta and are, assuming due execution and delivery thereof by CTI and that CTI has full legal power and right to enter into the Transaction Documents, valid and binding obligations of Delta, enforceable against Delta in accordance with their terms, except as enforcement thereof may be limited by the availability of certain equitable remedies or by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

10.  Confidentiality
     ---------------

10.1 Subject to the other terms of this Section 10, CTI and Delta will each hold in confidence and, without the prior written consent of the other, will not reproduce, distribute, transmit, transfer or disclose, directly or indirectly, in any form, by any means or for any purpose, any Confidential Information of the other party. As used herein, the term "Confidential
                                                                ------------
     Information" shall mean the Transaction Documents and their subject matter,
     -----------
     and proprietary information that is provided to or obtained from one party to the other party including any information which derives economic value, actual or potential, from not being generally known to, and not generally ascertainable by proper means by, other persons, including the Unpublished Fares provided by Delta to CTI pursuant to this Agreement. The recipient of Confidential Information may only disclose such information to its employees on a need-to-know basis.

10.2 The obligations of a recipient party with respect to Confidential Information shall remain in effect during and after the term of this Agreement (including any renewals or extensions hereof) and for a period of two (2) years thereafter, except to the extent Confidential Information:

          (a) is or becomes generally available to the public other than as a result of a disclosure by the recipient, or its directors, officers, employees, agents or advisors,

          (b) becomes available to the recipient on a non-confidential basis from a source other than the disclosing party or its affiliated companies, provided that such source is not, to CTI's knowledge, bound by any confidentiality obligations to the disclosing party or its affiliated companies (as applicable);

          (c) is required to be disclosed by the recipient in order to comply with applicable law or the order or other legal process of any court, governmental or similar authority having jurisdiction over the recipient; or

          (d) is required to be disclosed by the recipient pursuant to the requirements of the federal securities laws, including without limitation the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

10.3 In the event that the recipient becomes legally compelled to disclose any of such Confidential Information by any governmental body or court, recipient will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance (in writing) with the provisions hereof. In the event that such protective order or other remedy is not obtained, or the disclosing party waives (in writing) compliance with the provisions hereof, recipient will furnish only that portion of such Confidential Material which is legally required and will exercise its reasonable business efforts to obtain appropriate assurance that confidential treatment will be accorded such Confidential Information.

10.4 The recipient of Confidential Information will exercise reasonable commercial care in protecting the confidentiality of the other party's Confidential Information.

10.5 CTI will not disclose (including, without limitation, by sale) to any third party information obtained through the Opaque Fare Program concerning a customer who has acquired a ticket on Delta.

10.6 If Delta elects not to terminate the Agency Agreement after receipt of the Notice in Section 7.3(a) of the Agency Agreement, then Agency may make a copy of this Agreement and the Agency Agreement available to the person or persons who propose to acquire a majority interest in Agency in the Change of Control transaction or the successor in interest in a proposed transaction that constitutes a Change of Control, subject to execution of a non-disclosure agreement, reasonably acceptable to Delta, by such person or persons.

11.  Proprietary Marks
     -----------------

     During the term of this Agreement neither CTI nor Delta shall use the other party's (or its affiliates') trademarks, trade names, service marks, logos, emblems, symbols or other brand identifiers in advertising or marketing materials, unless it has obtained the prior written approval of the other party. The consent required by this Article 11 shall extend to the content of the specific advertising or marketing items as well as the placement and prominence of the applicable trademark, trade name, service mark, logo, emblem, symbol or other brand identifier of the other party. CTI or Delta, as applicable, shall cause the withholding, discontinuance, recall or cancellation, as appropriate, of any advertising or promotional material not approved in writing by the other party, that differs significantly from that approved by the other party, or that is put to a use or used in a media not approved by the other party.

12.  Term of Agreement
     -----------------

     12.1 Subject to the terms of this Article 12, this Agreement will commence effectively on April 1, 2001 (the "Commencement Date") and will
                                             -----------------
          continue for a period of five (5) years; provided, however, Articles 5 and 6 hereof shall only continue for a period of three (3) years from the Commencement Date.

     12.2 Any party may terminate this Agreement at any time after the Commencement Date if another party is in material breach of its obligations hereunder and has failed to fully cure such breach within thirty (30) days following its receipt of notice of such breach; provided, however, Delta may terminate this Agreement immediately in the event CTI breaches any of the covenants set forth in Article 7 hereof.

     12.3 The obligations of the parties under Articles 10, 13 and 14 of this Agreement shall indefinitely survive the expiration or any termination of this Agreement.

13.  Indemnification
     ---------------

     13.1 For purposes of this Section 13, "Losses" shall mean any and all
                                            ------
          costs, demands, losses, claims (including any claim by a third party), liabilities, fines, penalties, assessments, damages, including, without limitation, interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in proceedings, claims, complaints, disputes, arbitrations, investigations, defense or settlement of any of the foregoing.

     13.2 Except as otherwise provided in this Article 13, Delta agrees to indemnify, defend and hold harmless CTI and its affiliates and their respective officers, directors, agents, employees and subsidiaries (each, a "CTI Indemnified Party") to the fullest extent permitted by
                    ---------------------
          law from and against any and all Losses resulting from, arising out of or relating to any breach of any representation, warranty, covenant or agreement by Delta in the Transaction Documents; provided, that Delta
                                                           --------
          shall not
          be liable under this Section 13.2 to any CTI Indemnified Party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by any CTI Indemnified Party of any representation, warranty, covenant or agreement of such CTI Indemnified Party contained in the Transaction Documents; and provided, further, that if and to the extent that such indemnification
          --------  -------
          is unenforceable for any reason, Delta shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws.

     13.3 Except as otherwise provided in this Article 13, CTI agrees to indemnify, defend and hold harmless Delta and its affiliates and their respective officers, directors, agents, employees, and subsidiaries (each, a "Delta Indemnified Party") to the fullest extent permitted by
                    -----------------------
          law from and against any and all Losses resulting from, arising out of or relating to any breach of any representation or warranty, covenant or agreement by CTI in the Transaction Documents; provided, that CTI
                                                            --------
          shall not be liable under this Section 13.3 to any Delta Indemnified Party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by any Delta Indemnified Party of any representation, warranty, covenant or agreement of an Delta Indemnified Party contained in the Transaction Documents; and provided, further, that if and to the extent that such
                         --------  -------
          indemnification is unenforceable for any reason, CTI shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws.

     13.4 Each CTI Indemnified Party or Delta Indemnified Party, as the case may be (for purposes of this Section 13.4, an "Indemnified Party"), under
                                                     -----------------
          this Section 13 shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from Delta or CTI (for purposes of this Section 13.4, an "Indemnifying Party") under this Section 13, notify the Indemnifying
           ------------------
          Party in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party unless, and only to the extent that, such Indemnifying Party has been prejudiced thereby. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its
                    --------  -------
          own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the
                                             --------  -------
          Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld.

14.  General Provisions
     ------------------

     14.1 No waiver or breach of any of the provisions of this Agreement shall be construed as a waiver of any succeeding breach of the same or any other provision.

     14.2 If any paragraph, sentence or clause of this Agreement shall be adjudged illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of this Agreement as a whole or of any paragraph, sentence or clause hereof not so adjudged.

     14.3 Any notice required or permitted hereunder shall be deemed sufficient if given in writing and delivered personally, by facsimile transmission, by reputable overnight courier service or United States mail, postage prepaid, to the addresses shown below or to such other addresses as are specified by similar notice, and shall be deemed received upon personal delivery, upon confirmed facsimile receipt, two
          (2) days following deposit with such courier service, or three (3) days from deposit in the United States mails, in each case as herein provided:

          If to CTI, Inc.:                     If to Delta:

          Cheap Tickets, Inc.                  Delta Air Lines, Inc.
          1440 Kapiolani Blvd.                 1030 Delta Boulevard
          Honolulu, HI  96814                  Hartsfield Atlanta International Airport
                                               Atlanta, GA 30320

          Attention: Chief Financial Officer   Attention: VP-Reservations Sales
                                                          & Distribution Planning
          Phone: 808-945-7439                  Phone: 404-715-4079
          Fax: 808-945                         Fax: 404-715-

          With a copy to:                      With a copy to:
          ---------------                      ---------------

          Morrison & Foerster LLP              Delta Air Lines, Inc.
          555 West 5th Street                  1030 Delta Boulevard
          Suite 3500                           Hartsfield Atlanta International Airport
          Los Angeles, California 90013        Atlanta, GA 30320
          Attention: Henry Fields, Esq.        Attention: General Counsel
          Phone: 213-892-5200                  Phone: 404-715-2387
          Fax: 213-892-5454                    Fax: 404-773-1657

          A party may change its address and the name of its designated recipient of copies of notices for purposes of this Agreement by giving the other parties written notice of the new name and the address, phone and facsimile number of its designated recipient in accordance with this Section 14.3.

     14.4 This Agreement and the Attachments hereto, and the Transaction Documents, supersede and replace all previous understandings or agreements, whether oral or written, with respect to the subject matter hereof. The captions in this Agreement are for convenience only and do not alter any terms of this Agreement.

     14.5 This Agreement may be amended or modified only by a written amendment executed by the parties.

     14.6 The formation, construction, performance and validity of this Agreement shall be governed by the internal laws of the State of Georgia. Each party agrees that any civil suit or action brought against it as a result of any of its obligations under this Agreement may be brought against it either in the state or federal courts of the principal place of business of either party, and each party hereby irrevocably submits to the jurisdiction of such courts and irrevocably waives, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of the venue of such civil suit or action and any claim that such civil suit or action has been brought in an inconvenient forum, and each party further agrees that final judgment in any such civil suit or action shall be conclusive and binding upon it and shall be enforceable against it by suit upon such judgment in any court of competent jurisdiction.

     14.7 This Agreement may be executed in counterparts, each of which shall be deemed an original, and together, shall constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages (and the parties shall follow such delivery by prompt delivery of originals of such pages).

     14.8 No party will in any manner or by any device, either directly or indirectly, act in violation of any applicable law, governmental order or regulation. CTI shall comply at all times with the provisions of Delta's tariffs (except where such tariffs are specifically amended by Delta under the terms of this Agreement) and the terms of the Airlines Reporting Corporation ("ARC") Agent
                                                              ---
            Reporting Agreement and any addenda thereto.

     14.9 No party hereto shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other parties.

     14.10 This Agreement shall not be deemed to create any partnership or joint venture between Delta and CTI, nor to create any rights in favor of any person or entity other than the parties hereto. This Agreement is for the sole benefit of the parties and nothing herein expressed or implied shall give or be construed to give any other person any legal or equitable rights hereunder.

     14.11 NO PARTY WILL BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS, OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING FROM THIS AGREEMENT OR ANY BREACH HEREOF.

     14.12 THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT ANY PROVISION OF THIS AGREEMENT IS NOT PERFORMED IN ACCORDANCE WITH THE TERMS HEREOF AND THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT.

     14.13 Each party has participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement

     14.14 In the event that either party hereto is prevented from fulfilling any of its obligations under this Agreement for a period not exceeding one hundred twenty (120) consecutive days for a reason beyond its control, including, but not limited to, strikes, lockouts, work stoppages or other labor disputes, riots, civil commotions, acts of God, fire, flood and other weather-related reasons, governmental action or directive (a "Force Majeure Event"),
                                                          -------------------
            such party shall not, by reason of being so prevented, be in breach of this Agreement and such condition shall not be cause of termination by the other party. If a Force Majeure Event continues for a period in excess of one hundred twenty (120) consecutive days as to one party which prevents that party from fulfilling in any material way its obligations under this Agreement to the other party, the other party shall have the right to terminate this Agreement upon thirty (30) days' advance written notice to the other party.


                           [Signatures on next page]

           [Signatures to the General Agreement dated May __, 2001]


IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date indicated above.

CHEAP TICKETS, INC.                          DELTA AIR LINES, INC.


/s/ Sam E. Galeotos                             /s/ [SIGNATURE ILLEGIBLE]
----------------------------                  ---------------------------------
 By:                                          By: V Caminiti

 Title:                                       Title: SR V.P. E-BUS

 Sam E. Galeotos


President and Chief Executive Officer
-------------------------------------

                                  EXHIBIT 2.1

                          Preferred Airline Benefits
                          --------------------------

If a query or request for a reservation, booking or ticket is made through any CTI distribution channel, the default, fare led response will display the Delta ("DL") fares that result from such query or request in the following manner:
  --

     (1)  [****]

     (2)  [****]

     (3)  [****]

     (4)  [****]

          [****] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  EXHIBIT 2.1

                                  (Continued)

Additional Marketing Assistance to be provided by CTI to Delta:
--------------------------------------------------------------

     1)   Regular home page recognition as a CTI "Preferred Airline".

     2) Bi-weekly newsletter emails - distributed to CTI subscribers in order to highlight special fares in selected markets. The identified fares must apply to a minimum of 5 city-pairs per market.

     3) Delta Exclusive emails - distributed to CTI subscribers in order to highlight special DL fares in selected markets. The identified fares must apply to a minimum of 10 city-pairs per market.

     4) Confirmation emails - Distributed to CTI new subscribers following their initial sign up, in order to highlight special fares in selected markets. The identified fares must apply to a minimum of 5 city-pairs per market.

     5) CTI will provide to Delta on a monthly basis market data relating to CTI's top 150 domestic and 50 international markets.

                                  EXHIBIT 6.2

                             DELTA EQUITY ACCOUNT
                             --------------------


Delta shall establish a Delta Air Lines Equity Account in the name of CTI (the "Account") to which Delta will credit as hereafter described transportation credits that may be used by CTI to purchase air transportation on Delta anywhere on Delta's worldwide route system. Such transportation may be used only for travel by CTI's directors, officers and employees for business purposes.

The following terms and conditions shall govern the establishment of the Account and the use by CTI of the Delta Credits therein:

1. Delta shall issue to CTI a Delta Equity Card that may be used to purchase transportation from the Account. Delta Credits may be used solely for the purchase of travel on Delta (not including the Delta Connection carriers or any other carrier now or hereafter using Delta's two letter carrier code) and for excess baggage charges. Travel on a Delta Connection carrier is permitted only in exceptional circumstances at the sole discretion and with the authorization of the local Delta Station Manager.

2. The value of tickets and other documents (including all applicable tariff and other charges, surcharges and taxes) purchased by CTI will be debited against the Account. All tickets shall be issued exclusively by Delta or by CTI in accordance with mutually agreed upon procedures. All tickets will be validated on Delta. Tickets purchased with the Delta Equity Card are subject to all rules applicable to the general public for the fare structure selected.

3. All tickets shall be issued at the applicable published fare. Reservations must be booked in applicable class of service, and travel is subject to all applicable tariffs and other rules and regulations relating thereto. Transatlantic or transpacific travel may not be booked in first class (F) without prior approval from Delta's Leisure Sales Department. Delta reserves the right to require, in its discretion, that reservations be made in specific inventory classifications, and CTI understands that any such requirement may restrict seat availability.

4. Denied boarding compensation rules shall not apply and frequent flyer credits shall not be awarded in connection with travel pursuant to this Rider. CTI shall imprint on each ticket issued pursuant to this Agreement the phrase "NO FF CREDIT/DBC ALLOWED" to reflect the restrictions on frequent flyer credits and denied boarding compensation contained herein.

5. CTI is responsible for the security of the Delta Equity Card issued to it and is responsible for all charges made against the Account. Lost or stolen cards should be reported immediately.

6. Phone authorization, including an approval code, may be required for purchases with the Delta Equity Card to insure that sufficient Delta Credits are available in the Account for payment. If available Delta Credits are insufficient for payment of any charge, CTI may use a separate form of payment to pay the difference.

7. If any charges are made that exceed the balance in the Account, CTI agrees to pay the difference, plus a handling charge equal to five percent (5%) of the difference. If a Delta Equity Card is used to purchase travel or other services on carriers other than Delta and the Delta Connection carriers, Delta is authorized to deduct from the Account Delta Credits equal to 200% of the purchase price of such unauthorized services. Any sums payable by the CTI pursuant to this Item 7 are payable in full immediately upon receipt of a statement from Delta. No Delta Credits earned in accordance with this Agreement will be posted to the Account until all such sums are paid in full, and use of the Account will be suspended until remittance in full is received.

8. The Account shall be used solely for conducting CTI's business in the ordinary course, and tickets purchased with the Delta Credits shall not be bartered, sold, refunded in cash, or converted into cash compensation. The endorsement box on tickets issued against the Delta Equity Card must be marked "Non-Refundable in Cash," "Non-Endorseable," and Non-Transferable."

9. Delta is expressly permitted to offset any amount owed by CTI to Delta or Delta's subsidiaries or affiliates (including WORLDSPAN) against any Delta Credits earned hereunder.

10. CTI may not assign, pledge or otherwise transfer the Account, in whole or in part. Delta may refuse to honor tickets issued pursuant to this Agreement and/or reduce credits available in the Account at any time in Delta's sole judgment, if the Account has been or is being used in any manner not authorized by this Agreement.

11. All credits in the Account will be forfeited automatically (i) upon termination of this Agreement by Delta and (ii) at the end of thirty (30) days following the expiration of this Agreement by its terms or its termination for any other reason.

12. Delta may require that tickets not be used during the blackout periods established from time to time by Delta.

13.  Not more than five (5) tickets may be used on any one Delta flight.

                                      -22-